Orion Marine Group Updates Investors
HOUSTON, September 29, 2011 -- Orion Marine Group, Inc. (NYSE: ORN) (the "Company"), a leading heavy civil marine contractor serving the infrastructure sector, today is providing it's investors an update on the Company's outlook and end markets.
As part of its ongoing communications with investors, the Company is establishing a mid-period update on its outlook and end markets. In the future, investors should expect this update to occur around the end of each quarter.
Market Outlook
During 2011, the Company's end markets have experienced uncertain and tough times that have been exacerbated by the inaction of the US Federal government to fund important infrastructure programs such as a new highway bill and the Army Corps of Engineers' budget. The general economic conditions, including anemic Gross Domestic Product growth and delays in Federal spending, has and will continue to put pressure on the Company's margins for the foreseeable future. The Company expects the pressure it saw in the second quarter to continue into the third quarter as equipment utilization further decreased due to ongoing gaps in project lettings. The Company continues to implement its cost containment programs which should help offset some margin pressure in the future.
However, demand for the Company's services has not gone away and it is being successful on obtaining new work that is scheduled to begin near the end of 2011. In fact, to date during the third quarter, the Company has bid on $634 million worth of opportunities and was successful on $75 million. Additionally, the recent storms and lack of project lettings has increased the need for heavy civil marine construction services. This is evident in the Company's market tracking database, which has been growing as the Company expands geographically, it's capabilities to go after larger work, and the overall demand for marine construction services increases. When it makes sense, the Company is also teaming with other companies to pursue bid opportunities. Looking out over the next several years, the Company believes there are ample opportunities to continue to grow its market database and bid opportunities.
"We are not through the roughest part of the storm yet, but we are finding the right price points and beginning to build backlog for 2012," said Mike Pearson, Orion Marine Group's President and Chief Executive Officer. "As we have said before, 2011 is a challenging year but we are working hard to control cost, price effectively, and explore complementary areas for growth".
Federal Update
On the Federal side, the Company has been pleased to see some lettings from the Army Corps of Engineers during the third quarter 2011. During the quarter, the Company was awarded four dredging projects from the Corps that totaled $45 million including the recently announced La Quinta channel deepening and Gulf Intracoastal Waterway maintenance dredging projects. These awards will help put some idle equipment back to work in the fourth quarter. However, the lack of an approved Corps budget for 2012 creates uncertainty about future lettings which may result in further gaps of work during 2012. Still, the Company is hopeful, based on where the House and Senate are in the budgeting process, that the Corps should see stable funding for fiscal 2012. In fact, there is a proposal to add an additional $1 billion to the Corps budget in FY2012 for emergency funding to repair damage caused by the recent storms and floods. Additionally, the Company has been successful in winning and executing Navy work. However, delays in the notice to proceed on a major Navy job have continued to shift revenue to future periods. Still the Company is optimistic about the future of Navy work, and soon hopes to get started on the delayed project.
State Update
To date, a new Highway Transportation Bill has not been passed. However, there continues to be an increased focus with respect to infrastructure spending programs on Capitol Hill. Additionally, there is legislation that has extended the funding for the Highway Transportation System through January 2012. While the Company continues to work on, and bid bridge opportunities, growth in this market and an easing of some pricing pressures could be possible if a new Highway Transportation Bill is passed into law with a funding mechanism that fully funds the program for a multi-year period.
Local Update
The Company expects increases in cargo volume will continue for the East and Gulf Coast ports due to the widening of the Panama

Canal. US and Caribbean ports must dredge ship channels deeper and build new dock infrastructure for these larger ships. Ports in our market areas are executing plans to deepen and build new infrastructure and we expect this to continue into the foreseeable future. However, since the Federal Government maintains the channels of most ports and harbors, there remains uncertainty about funding for these deepening projects. Still the Company is seeing expansion projects to bid on and remains optimistic about the growth of expansion opportunities over the long-term.
Private Update
As noted previously, the Company has been seeing an increase in maintenance call-out work from private customers. This has lead to larger bid opportunities on the private side. In fact, the Company announced earlier this month that it was awarded three dock construction jobs that total approximately $15 million. This is indicative of the activity the Company has been seeing on the private side.
About Orion Marine Group

Orion Marine Group, Inc. provides a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast, Canada, and the Caribbean Basin and acts as a single source turn-key solution for its customers' marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging, and specialty services. Its specialty services include salvage, demolition, diving, surveying, towing and underwater inspection, excavation and repair. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start dates, expected project duration, estimated project completion dates, anticipated revenues, and contract options which may or may not be awarded in the future, including the statements set forth above in this press release. Forward looking statements involve risks, including those associated with the Company's fixed price contracts, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, and any potential contract options which may or may not be awarded in the future, which awards are in the sole discretion of the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company's Annual Report on Form 10-K, filed on March 9, 2011, which is available on its website at www.orionmarinegroup.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Chris DeAlmeida, Director of Investor Relations
713-852-6506